Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE

Five Star Senior Living Inc. Announces First Quarter 2021 Results

First Quarter Total Management and Operating Revenues of $50.5 Million
First Quarter Net Income of $3.3 Million and Net Income Per Diluted Share of $0.10

Recently Announced Strategic Plan Will Reposition
Senior Living Management Business and Completely
Exit the Skilled Nursing Business

Newton, MA (May 5, 2021): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended March 31, 2021.

Katherine Potter, President and Chief Executive Officer, made the following statement:

"Our recently announced strategic business plan is designed to further improve our senior living operations as we reshape our management business to focus on areas of operational strength as well as direct our efforts towards where we see the strongest market opportunities with the active, aging adult population. We believe this sharpened focus on larger and lower acuity communities will not only highlight our expertise as a senior living operator, but also support the evolution of our services business to better serve our target demographic and continue to diversify our revenue sources.

We are pleased to have completed all vaccination clinics across our communities and proud of our organization for its dedicated response throughout the COVID-19 pandemic. Our commitment to safety and wellness underscores our ongoing mission to enrich the resident experience at our communities and drive the recovery and future success of our business. We are encouraged to see positive momentum with move-ins and occupancy trends over the course of March and April, with 90 net positive moves since March 31st in our comparable communities.

Our rehabilitation and wellness services will continue to be an integral part of our company as we implement our strategic plan. In the first quarter, Ageility opened eight net new outpatient rehabilitation clinics. This segment represents approximately 39% of our total management and operating revenues. Our financial position remains strong with $109.5 million of unrestricted cash on our balance sheet and no amounts outstanding on our revolving credit facility. We feel confident in our ability to execute our strategic plan throughout 2021 and beyond."

First Quarter Highlights:

•As of May 1, 2021, all of FVE's senior living communities have completed vaccination clinics and over 85% of FVE's residents have received a COVID-19 vaccine. At May 1, 2021, all of FVE's owned, leased and managed senior living communities were accepting new residents in at least one service line of business (independent living, assisted living or memory care). Combined senior living revenues and management fees, including those for communities FVE manages on behalf of Diversified Healthcare Trust, or DHC, for the first quarter ended March 31, 2021 decreased to $30.9 million from $38.0 million for the same period in 2020, primarily due to decreased average occupancy resulting from the impact of the COVID-19 pandemic as well as the impact of the sale of nine senior living communities and closure of seven senior living communities in 2020 that FVE previously managed on behalf of DHC. Spot occupancy at communities FVE owns and leases as of March 31, 2021 was 68.2%, which represents a 150 basis points decrease as compared to December 31, 2020. Spot occupancy at the communities FVE manages on behalf of DHC was 70.2% as of March 31, 2021, which is a 60 basis points decrease when compared to December 31, 2020.

•Rehabilitation and wellness services revenues for the first quarter of 2021 decreased to $19.6 million from $21.4 million for the same period in 2020, primarily due to a reduction of inpatient clinic visits as a result of the COVID-19 pandemic partially offset by the opening of 21 net new Ageility physical therapeutic clinics since January 1, 2020. For the first quarter of 2021, Ageility opened 8 net new outpatient rehabilitation clinics.

•Net income for the first quarter of 2021 was $3.3 million, or $0.10 per diluted share, compared to a net loss of $17.2 million, or $0.55 per diluted share, for the first quarter of 2020, which included $22.9 million of one-time expenses related to the termination of leases for communities FVE previously leased from DHC. Net income for the first quarter of 2021 was impacted by $7.8 million of Provider Relief Funds received and recognized under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, primarily for our senior living communities, which continued to experience a reduction of revenues and increased expenses related to decreased occupancy and other impacts of the COVID-19 pandemic.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2021 was $6.8 million compared to $(13.1) million for the first quarter of 2020. Adjusted EBITDA, as described further below, was $6.9 million for the first quarter of 2021 compared to $12.4 million for the first quarter of 2020. EBITDA and Adjusted EBITDA for the first quarter of 2021 includes $7.8 million of Provider Relief Funds received and recognized under the CARES Act. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the first quarters of 2021 and 2020 are presented later in this press release.

•As of March 31, 2021, FVE had unrestricted cash and cash equivalents of $109.5 million. In addition, FVE had no amounts outstanding under its $65.0 million revolving credit facility.

Strategic Plan

On April 9, 2021, FVE announced a new strategic plan, or the Strategic Plan, to reposition its senior living management business to focus on larger independent living, assisted living and memory care communities as well as stand-alone independent living and active adult communities.

Pursuant to the Strategic Plan, FVE intends to, among other things, (i) amend its management arrangements with DHC to transition 108 senior living communities, with approximately 7,500 living units, that FVE currently manages for DHC, to new operators, (ii) close and reposition 27 skilled nursing units, with approximately 1,500 living units, in continuing care retirement communities, or CCRCs, that FVE will continue to manage for DHC, (iii) close 37 Ageility inpatient rehabilitation clinics in certain transitioning communities and (iv) eliminate certain positions in FVE's corporate, regional and divisional teams as well as impacted units and clinics.

In connection with implementing the Strategic Plan, FVE expects to incur non-recurring cash expenses of up to $20.5 million, approximately $15.0 million of which FVE expects DHC will reimburse. These expenses are expected to include up to $7.5 million of retention bonus payments, up to $10.2 million of severance, benefits and transition expenses, and up to $2.8 million of restructuring expenses, of which FVE expects DHC to reimburse approximately $5.9 million, $7.5 million and $1.6 million, respectively. FVE expects to complete the transitions and closures contemplated by the Strategic Plan, or the Transition, by the end of 2021.

Presented below is a summary of the units FVE operated (owned, leased and managed) as of March 31, 2021 and the projected number of units to be operated after the Transition, as if it had been completed as of January 1, 2021:

	As of March 31, 2021	After Transition
	Units (1)	Units (2)
Independent living	10,979	10,421
Assisted living	12,109	7,940
Memory care	3,220	1,847
Skilled nursing	2,957	—
Total	29,265	20,208
_______________________________________
(1)    The units operated as of March 31, 2021 include 2,099 owned, 203 leased, and 26,963 managed.
(2)    As if the Transition had been completed on January 1, 2021, the units operated as of March 31, 2021 include 2,099 owned, 203 leased, and 17,906 managed.

Presented below is a summary of the communities, units, average occupancy, spot occupancy, revenues and management fees for the communities FVE manages for DHC as of March 31, 2021 and for the communities to be managed for DHC after the Transition as if it had been completed as of January 1, 2021 (dollars in thousands):

	As of March 31, 2021
	Communities	Units	Average Occupancy	Spot Occupancy	Community Revenues (1)	Management Fees
Independent and assisted living communities	182	17,435	69.6%	70.0%	$149,385	$8,104
Continuing care retirement communities	37	8,573	70.1%	71.0%	94,740	4,948
Skilled nursing facilities	9	955	62.8%	65.4%	15,841	798
Total	228	26,963	69.5%	70.2%	$259,966	$13,850

	After Transition
	Communities	Units	Average Occupancy	Spot Occupancy	Community Revenues (1)	Management Fees (2)
Independent and assisted living communities	91	12,012	70.7%	71.3%	$104,221	$5,689
Continuing care retirement communities	29	5,894	76.8%	76.9%	54,057	2,891
Skilled nursing facilities	—	—	—%	—%	—	—
Total	120	17,906	72.7%	73.2%	$158,278	$8,580
_______________________________________
(1)    Represents the revenues of the senior living communities FVE manages on behalf of DHC. Managed senior living communities' revenues do not represent FVE's revenues and are included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(2)    Excludes management fee revenue of $5.3 million in the quarter ended March 31, 2021 related to (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units that are expected to be transitioned to new operators and (ii) approximately 1,500 skilled nursing facility units that are expected to be closed and repositioned in 27 CCRCs that FVE will continue to manage for DHC.

Following the Transition, FVE will continue to manage 120 senior living communities for DHC, representing 17,906 living units and approximately 60% of FVE's management fee revenues as of March 31, 2021, and to operate its existing owned portfolio of 20 communities with approximately 2,100 living units. FVE expects to partially offset the resulting revenue loss from fees we earn from the 108 transitioning senior living communities with expense reductions to right-size operations.

The 120 senior living communities that FVE will continue to manage for DHC after the Transition outperformed the total DHC managed portfolio (exclusive of the pending closing and repositioning of approximately 1,500 skilled nursing facility units in

27 of the CCRCs) for the quarter ended March 31, 2021 with approximately 400 basis points higher operating margin and EBITDA margin.

In addition to the Transition of 108 managed communities owned by DHC, the landlord of our four leased senior living communities with 203 living units is currently marketing these properties for sale and we are unlikely to operate those four communities long-term.

Presented below is a summary of FVE's Ageility rehabilitation clinics as of March 31, 2021 and the number of clinics to be operated after the Transition as if it had been completed as of January 1, 2021 (dollars in thousands):

	As of March 31, 2021				After Transition
	Number of Clinics	Total Revenue (3)	Average Revenue per Clinic	Adjusted EBITDA Margin	Number of Clinics	Total Revenue (1)(3)	Average Revenue per Clinic	Adjusted EBITDA Margin
Inpatient Clinics in DHC Communities	37	$5,441	$147	26.1%	—	$—	$—	—%
Outpatient Clinics in DHC Communities	91	7,734	85	15.3%	91	7,734	85	15.3%
Outpatient Clinics in Transition Communities(2)	44	1,863	42	18.5%	44	1,863	42	18.5%
Total Clinics at DHC Communities	172	15,038	87	19.6%	135	9,597	71	15.9%
Outpatient Clinics at Other Communities(4)	80	4,234	53	11.8%	80	4,234	53	11.8%
Total Clinics	252	$19,272	$76	17.9%	215	$13,831	$64	14.6%
_______________________________________
(1)    Excludes revenue of $5.4 million in the quarter ended March 31, 2021 for inpatient clinics, which are expected to be closed as part of the Transition.
(2)    As part of the Transition, FVE expects 108 senior living communities managed on behalf of DHC to be transitioned to new operators. These communities have 44 Ageility outpatient rehabilitation clinics, which, due to the transfer to a new operator, may be subject to closure by the new operator.
(3)    Total Ageility revenue excludes home health care services, which are a part of the rehabilitation and wellness services segment.
(4)    Other communities includes 16 outpatient clinics at owned communities.

Conference Call Information:

At 1:00 p.m. Eastern Time on May 6, 2021, our President and Chief Executive Officer, Katherine Potter, Executive Vice President and Chief Operating Officer, Margaret Wigglesworth, and Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss FVE's first quarter 2021 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on May 13, 2021. To hear the replay, dial (412) 317-0088. The replay pass code is 10153734.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's first quarter ended March 31, 2021 financial results conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a senior living and rehabilitation and wellness services company. As of March 31, 2021, FVE operated 252 senior living communities (29,265 living units) located in 31 states, including 228 communities (26,963 living units) that it managed and 24 communities (2,302 living units) that it owned or leased. FVE operates independent living, assisted living, and memory care communities, continuing care retirement communities and skilled nursing facilities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. As of March 31, 2021, Ageility operated 215 outpatient rehabilitation clinics and 37 inpatient rehabilitation clinics in 28 states. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUES
Rehabilitation and wellness services	$19,553	$21,384
Senior living	17,057	20,997
Management fees	13,850	17,051
Total management and operating revenues	50,460	59,432
Reimbursed community-level costs incurred on behalf of managed communities	213,160	232,016
Other reimbursed expenses	5,480	5,997
Total revenues	269,100	297,445

Other operating income	7,793	—

OPERATING EXPENSES
Rehabilitation and wellness services expenses	16,210	17,501
Senior living wages and benefits	12,013	9,800
Other senior living operating expenses	6,266	3,938
Community-level costs incurred on behalf of managed communities	213,160	232,016
General and administrative	22,641	22,865
Depreciation and amortization	2,940	2,701
Total operating expenses	273,230	288,821

Operating income	3,663	8,624

Interest, dividend and other income	84	339
Interest and other expense	(463)	(382)
Unrealized gain (loss) on equity investments	135	(1,462)
Realized gain (loss) on sale of debt and equity investments	96	(21)
Loss on termination of leases	—	(22,899)
Income (loss) before income taxes	3,515	(15,801)
Provision for income taxes	(200)	(1,408)
Net income (loss)	$3,315	$(17,209)

Weighted average shares outstanding—basic	31,530	31,448
Weighted average shares outstanding—diluted	31,662	31,448

Net income (loss) per share—basic	$0.11	$(0.55)
Net income (loss) per share—diluted	$0.10	$(0.55)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. FVE believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to meet FVE's financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA and Adjusted EBITDA to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income, as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$3,315	$(17,209)
Add (less):
Interest and other expense	463	382
Interest, dividend and other income	(84)	(339)
Provision for income taxes	200	1,408
Depreciation and amortization	2,940	2,701
EBITDA	6,834	(13,057)
Add (less):
Unrealized (gain) loss on equity investments	(135)	1,462
Loss on termination of leases (1)	—	22,899
Transaction costs (2)	250	1,095
Adjusted EBITDA	$6,949	$12,399
_______________________________________
(1)    Represents the excess of the fair value of the shares issued to DHC as of January 1, 2020 of $97,899, compared to the consideration of $75,000 paid by DHC as part of the transaction agreement to restructure FVE's business arrangements with DHC, or the Restructuring Transactions.
(2)    Includes costs incurred related to the strategic plan announced on April 9, 2021 and the Restructuring Transactions for the quarters ended March 31, 2021 and 2020, respectively.

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$109,485	$84,351
Restricted cash and cash equivalents	23,717	23,877
Accounts receivable, net of allowance	9,558	9,104
Due from related person	86,204	96,357
Debt and equity investments	19,528	19,961
Prepaid expenses and other current assets	22,376	28,658
Total current assets	270,868	262,308

Property and equipment, net	158,716	159,251
Operating lease right-of-use assets	27,040	18,030
Finance lease right-of-use assets	4,160	4,493
Restricted cash and cash equivalents	1,189	1,369
Restricted debt and equity investments	4,945	4,788
Equity investment of an investee, net	11	11
Other long-term assets	4,201	3,956
Total assets	$471,130	$454,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,401	$23,454
Accrued expenses and other current liabilities	45,190	41,843
Accrued compensation and benefits	73,675	70,543
Accrued self-insurance obligations	28,155	31,355
Operating lease liabilities	2,230	2,567
Finance lease liabilities	824	808
Due to related persons	3,859	6,585
Mortgage note payable	394	388
Security deposits and current portion of continuing care contracts	338	365
Total current liabilities	179,066	177,908

Long-term liabilities:
Accrued self-insurance obligations	41,098	37,420
Operating lease liabilities	26,472	17,104
Finance lease liabilities	3,710	3,921
Mortgage note payable	6,682	6,783
Other long-term liabilities	474	538
Total long-term liabilities	78,436	65,766

Shareholders’ equity:
Common stock, par value $0.01	317	317
Additional paid-in-capital	460,113	460,038
Accumulated deficit	(247,824)	(251,139)
Accumulated other comprehensive income	1,022	1,316
Total shareholders’ equity	213,628	210,532
Total liabilities and shareholders' equity	$471,130	$454,206

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Management and Operating Revenues by Product Type

	Three Months Ended March 31, 2021
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$17,057	$8,104	$—	$25,161
Continuing care retirement community revenues	—	4,948	—	4,948
Skilled nursing facility revenues	—	798	—	798
Rehabilitation and wellness services revenues	—	—	19,553	19,553
Total management and operating revenues	$17,057	$13,850	$19,553	$50,460

	Three Months Ended March 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,997	$9,563	$—	$30,560
Continuing care retirement community revenues	—	6,337	—	6,337
Skilled nursing facility revenues	—	1,151	—	1,151
Rehabilitation and wellness services revenues	—	—	21,384	21,384
Total management and operating revenues	$20,997	$17,051	$21,384	$59,432

Supplemental Information
Five Star Senior Living Inc.
Supplemental Financial Data
(dollars in thousands)
(unaudited)

Comparable Management and Operating Revenues by Product Type (1)

	Three Months Ended March 31, 2021
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$17,057	$5,689	$—	$22,746
Continuing care retirement community revenues	—	2,891	—	2,891
Skilled nursing facility revenues	—	—	—	—
Rehabilitation and wellness services revenues	—	—	12,813	12,813
Total management and operating revenues	$17,057	$8,580	$12,813	$38,450

	Three Months Ended March 31, 2020
Management and Operating Revenues by Product Type:	Senior Living	Management Fees	Rehabilitation and Wellness Services	Total Revenues
Independent and assisted living community revenues	$20,330	$6,425	$—	$26,755
Continuing care retirement community revenues	—	3,204	—	3,204
Skilled nursing facility revenues	—	—	—	—
Rehabilitation and wellness services revenues	—	—	12,788	12,788
Total management and operating revenues	$20,330	$9,629	$12,788	$42,747
_______________________________________
(1)    The tables for the three months ended March 31, 2021 and 2020 include data for 24 owned and leased senior living communities, 120 managed senior living communities and 184 rehabilitation clinics that FVE has continuously owned, continuously leased or continuously managed since January 1, 2020. Per the Strategic Plan, the summary of operations for comparable communities and clinics excludes (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units, that are expected to be transitioned to new operators, (ii) approximately 1,500 skilled nursing facility units that are expected to be closed and repositioned in 27 CCRCs that FVE will continue to manage for DHC and (iii) 37 Ageility inpatient rehabilitation clinics operating in certain transitioning communities that are expected to be closed. In addition, the landlord of the four leased communities included in the 24 owned and leased senior living communities data above is currently marketing these properties for sale and FVE is unlikely to operate these four communities long-term.

Supplemental Information
Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$17,057	$17,903	$18,525	$19,590	$20,997
Other operating income (1)	7,774	1,715	—	—	—
Operating expenses	20,414	21,181	19,661	20,165	17,470
Operating income (loss)	4,417	(1,563)	(1,136)	(575)	3,527
Operating margin	17.8%	(8.0)%	(6.1)%	(2.9)%	16.8%
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,302	2,302	2,312	2,312	2,312
Average occupancy	68.3%	71.5%	74.7%	78.3%	81.3%
Spot occupancy	68.2%	69.7%	73.0%	76.3%	80.3%
RevPAR (3)	$2,479	$2,596	$2,665	$2,813	$2,930

Managed Communities (4)
Independent and assisted living communities:
Management fees	$8,104	$8,515	$8,751	$9,088	$9,563
Community-level revenues	149,385	157,267	167,436	174,634	185,516
Other operating income (1)	770	1,677	—	14	—
Community-level expenses	137,876	139,623	145,399	139,175	143,608
Community operating income	12,279	19,321	22,037	35,473	41,908
Community operating margin	8.2%	12.2%	13.2%	20.3%	22.6%
Number of communities (end of period) (5)	182	182	189	191	193
Number of living units (end of period) (2)(5)	17,435	17,440	18,032	18,148	18,395
Average occupancy	69.6%	72.5%	75.5%	79.1%	82.9%
Spot occupancy	70.0%	71.1%	74.1%	77.7%	82.2%
RevPAR (3)	$2,855	$2,969	$3,088	$3,207	$3,360

Continuing care retirement communities:
Management fees	$4,948	$5,272	$5,451	$5,485	$6,337
Community-level revenues	94,740	100,781	100,765	106,937	123,498
Other operating income (1)	606	7,997	—	3,792	—
Community-level expenses	92,894	98,221	102,103	99,071	103,946
Community operating income (loss)	2,452	10,557	(1,338)	11,658	19,552
Community operating margin	2.6%	9.7%	(1.3)%	10.5%	15.8%
Number of communities (end of period)	37	37	39	39	40
Number of living units (end of period) (2)(6)	8,573	8,574	8,936	8,936	9,301
Average occupancy	70.1%	72.8%	75.6%	79.1%	83.4%
Spot occupancy	71.0%	71.2%	74.4%	78.3%	81.3%
RevPAR (3)	$3,683	$3,813	$3,759	$3,989	$4,426

See the next page for footnote references to the table above

Supplemental Information

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Skilled nursing facilities:
Management fees	$798	$1,035	$1,100	$1,132	$1,151
Community-level revenues	15,841	20,589	21,900	22,532	22,956
Other operating income (1)	241	2,846	—	2,022	—
Community-level expenses	16,401	23,834	22,831	22,009	21,854
Community operating (loss) income	(319)	(399)	(931)	2,545	1,102
Community operating margin	(2.0)%	(1.7)%	(4.3)%	10.4%	4.8%
Number of communities (end of period)	9	9	11	11	11
Number of living units (end of period) (2)(7)	955	955	1,264	1,264	1,264
Average occupancy	62.8%	64.2%	68.8%	70.1%	73.3%
Spot occupancy	65.4%	60.3%	69.2%	68.5%	72.6%
RevPAR (3)	$5,529	$5,655	$5,775	$5,942	$6,054

Total managed communities:
Management fees	$13,850	$14,822	$15,302	$15,705	$17,051
Community-level revenues	259,966	278,637	290,101	304,103	331,970
Other operating income (1)	1,617	12,520	—	5,828	—
Community-level expenses	247,171	261,678	270,333	260,255	269,408
Community operating income	14,412	29,479	19,768	49,676	62,562
Community operating margin	5.5%	10.1%	6.8%	16.0%	18.8%
Number of communities (end of period)	228	228	239	241	244
Number of living units (end of period) (2)	26,963	26,969	28,232	28,348	28,960
Average occupancy	69.5%	72.2%	75.2%	78.7%	82.6%
Spot occupancy	70.2%	70.8%	74.0%	77.5%	81.5%
RevPAR (3)	$3,213	$3,355	$3,420	$3,576	$3,820
_______________________________________
(1)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act and other governmental grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020 and March 31, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    Managed communities, other than FVE's management fees, represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(5)    Includes one active adult community with 167 units.
(6)    Includes 2,055 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(7)    Includes 53 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

Supplemental Information

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Owned and Leased Communities (1):
Number of communities (end of period)	24	24	24	24	24
Number of living units (end of period) (2)	2,302	2,302	2,312	2,312	2,312
Spot Occupancy	68.2%	69.7%	73.0%	76.3%	80.3%
Average Occupancy	68.3%	71.5%	74.7%	78.3%	81.3%
RevPAR (3)	$2,479	$2,596	$2,665	$2,813	$2,930

Managed Communities (1)(4):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,906	17,910	17,929	17,929	17,932
Spot Occupancy	73.2%	74.2%	77.0%	81.1%	85.6%
Average Occupancy	72.7%	75.6%	78.5%	82.6%	86.0%
RevPAR (3)	$2,946	$3,054	$3,164	$3,301	$3,471
_______________________________________
(1)    Includes data for senior living communities that FVE has continuously owned, continuously leased or continuously managed since January 1, 2020. Per the Strategic Plan the summary of operations for comparable communities also excludes (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units, that are expected to be transitioned to new operators and (ii) approximately 1,500 skilled nursing facility units, that are expected to be closed and repositioned in 27 CCRCs FVE will continue to manage for DHC. In addition, the landlord of the four leased communities included in the 24 owned and leased senior living communities data above is currently marketing these properties for sale and FVE is unlikely to operate these four communities long-term.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended June 30, 2020, December 31, 2020 and March 31, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    Senior living segment data for comparable managed communities represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

Supplemental Information
Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$19,553	$20,256	$21,124	$19,268	$21,384
Other operating income (2)	19	221	—	1,499	—
Operating expenses	16,338	16,613	16,833	16,259	17,616
Operating income	3,234	3,864	4,291	4,508	3,768
Operating margin	16.5%	18.9%	20.3%	21.7%	17.6%
Number of inpatient clinics (end of period)	37	37	40	40	41
Number of outpatient clinics (end of period)	215	207	209	206	203
_______________________________________
(1)    Includes Ageility clinics and home health operations.
(2)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act and other governmental grants.

Supplemental Information
Five Star Senior Living Inc.
Comparable Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$12,813	$13,181	$13,891	$12,852	$12,788
Other operating income (2)	19	221	—	858	—
Operating expenses	11,183	11,717	11,685	11,470	11,747
Operating income	1,649	1,685	2,206	2,240	1,041
Operating margin	12.9%	12.6%	15.9%	16.3%	8.1%
Number of inpatient clinics (end of period)	—	—	—	—	—
Number of outpatient clinics (end of period)	184	184	184	184	184
_______________________________________
(1)    Includes Ageility clinics and home health operations. Per the Strategic Plan the summary of operations for comparable Ageility clinics excludes 37 Ageility inpatient rehabilitation clinics that are expected to be closed.
(2)    Other operating income represents income recognized for funds received under the Provider Relief Fund of the CARES Act and other governmental grants.

Supplemental Information
Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended March 31, 2021
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$290	$3,786	$2,238	11/19/2004	1999
2	Morningside of Auburn	Alabama	AL	42	316	2,360	1,549	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,538	31,414	15,018	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	673	18,651	12,852	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,087	25,968	17,685	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	377	9,797	5,451	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	516	15,992	10,829	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,092	25,400	17,620	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	111	611	6,986	3,192	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	104	1,043	10,448	6,144	7/1/2008	1999
11	Washington Township Senior Living (2)	New Jersey	AL	93	936	10,393	6,140	7/1/2008	1998
12	Carriage House Senior Living	North Carolina	AL	98	857	8,445	5,263	12/1/2008	1997
13	Forest Heights Senior Living	North Carolina	AL	111	768	13,749	8,899	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	887	11,116	7,193	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	1,200	12,699	7,987	12/1/2008	1997
16	Morningside at Irving Park	North Carolina	AL	91	710	6,983	3,803	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	603	6,915	3,772	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	542	1,429	470	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	407	3,719	1,708	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	790	17,591	11,098	7/15/2010	1999
	Total			2,099	$15,243	$243,841	$148,911
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under FVE's $65,000 revolving credit facility.
(3)    Encumbered property under FVE's $7,076 mortgage note.
(4)    Excludes funds received under the Provider Relief Fund of the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

•Ms. Potter states that the Strategic Plan is designed to improve FVE’s senior living operations, to focus on areas of FVE’s operational strengths and to diversify FVE’s revenue targets. This press release also includes statements regarding the steps expected to be taken in connection with the Strategic plan and the anticipated timing, costs, savings and benefits related to such steps, as well as FVE's expectations for the operation and performance of the business following implementation of the Strategic Plan. FVE may not be able to implement each of its strategic initiatives in a timely manner or at all, the costs of such initiatives may be more than it expects, it may not realize the benefits it anticipates from the Strategic Plan, and it may not be able to achieve its objectives following implementation of such Strategic Plan, including partially offsetting the revenue loss from the communities it intends to transition with expense reductions to right-size operations, on the anticipated timeline or at all.

•This press release states that FVE intends to amend its management arrangements with DHC to transition certain senior living communities that FVE currently manages for DHC to new operators. Although FVE’s Board of Directors and DHC’s Board of Trustees, including the Independent Directors and Independent Trustees, have agreed in principal to the terms of the changes to the management arrangements described in this press release, definitive documentation related to these changes has not been entered into; therefore, the timing and terms thereof may be delayed or may change.

•Ms. Potter states that FVE is encouraged by positive momentum with move-ins and occupancy trends in March and April. However, these trends may not continue and occupancy could decline due to a variety of factors, including if FVE is again required, or determines, to place holds on admission of new residents at certain of its communities due to the COVID-19 pandemic.

•Ms. Potter's statement that FVE's financial position remains strong with $109.5 million of unrestricted cash with no borrowings outstanding on its revolving credit facility may imply that FVE will continue to have adequate liquidity. However, FVE's business remains subject to various risks, some of which are beyond FVE's control, including the disruption of the COVID-19 pandemic and economic downturn. In addition, FVE's ability to borrow under its revolving credit facility is subject to it satisfying certain conditions and limited to the amount of qualified collateral; the maximum borrowing capacity was $14.9 million as of March 31, 2021 and may be lower in amount or not available in the future.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 796-8245